Exhibit 99.1

Goldman Sachs BDC, Inc. Reports Second Quarter 2016 Financial Results and Announces Third Quarter Dividend of $0.45 Per Share
Company Release – August 4, 2016
NEW YORK — (BUSINESS WIRE) — Goldman Sachs BDC, Inc. ("GS BDC" or the "Company") (NYSE: GSBD) announced its financial results for the second quarter ended June 30, 2016 and filed its Form 10-Q with the U.S. Securities and Exchange Commission.
QUARTERLY HIGHLIGHTS
▪	Net investment income for the quarter ended June 30, 2016 was $0.50 per share, as compared to $0.44 per share for the quarter ended June 30, 2015;
▪
The Company announced a third quarter dividend of $0.45 per share payable to shareholders of record as of September 30, 2016, equating to an annualized dividend yield of 9.8% on quarter-end net asset value per share;(1)

▪
New investment commitments and fundings for the quarter ended June 30, 2016 were $41.6 million and $43.3 million, respectively, and sales and repayments totaled $4.7 million, resulting in net portfolio growth of $38.6 million;(2)

▪
As of June 30, 2016, investments at fair value were $1,115.1 million, bringing the Company's ending debt to equity leverage ratio to 0.70x, as compared to 0.63x for the three months ended March 31, 2016;(2)(3)

▪
The Senior Credit Fund ("SCF") produced a 13% return on investment to the Company; Year-over-year, the SCF investment portfolio has grown by 38% to $354.2 million at fair value as of the quarter ended June 30, 2016;(2)(4)

▪
During the quarter, our first lien investment in NTS Communications, Inc. ("NTS") was placed on non-accrual status. Subsequent to quarter end, the Company received a cash payment in the amount of the past due interest in connection with an amendment to the terms of this investment.

SELECTED FINANCIAL HIGHLIGHTS
	Three months ended
(in $ millions, except per share data)	June 30, 2016	March 31, 2016	June 30, 2015
Investment portfolio, at fair value(2)	$1,115.1	$1,086.7	$1,004.9
Debt	468.6	428.1	301.0
Net assets	668.5	677.7	706.3

Total investment income	$29.3	$31.3	$27.3
Net investment income after taxes	18.2	21.2	15.8
Net increase in net assets resulting from operations	7.0	5.4	17.9

Per Share Data:
Net asset value per share	$18.41	$18.67	$19.46
Net investment income (loss) per share (basic and diluted)	0.50	0.58	0.44
Earnings per share (basic and diluted)	0.19	0.15	0.50
Regular distribution per share	0.45	0.45	0.45
INVESTMENT ACTIVITY(2)
During the three months ended June 30, 2016, the Company made new investment commitments and fundings of $41.6 million and $43.3 million, respectively, which includes fundings of $1.7 million of previously unfunded commitments. The new investment commitments were comprised of 70.4% in first lien debt, 7.0% in first lien/last-out unitranche debt, 1.9% in second lien debt, and 20.7% in the SCF.

During the three months ended June 30, 2016, the Company had sales and repayments of $4.7 million which was driven by partial paydowns and scheduled amortization.

During the three months ended June 30, 2016, the SCF funded new investments of $57.9 million in three new portfolio companies and three existing portfolio companies. The SCF also had sales and repayments of $47.0 million, resulting in net portfolio growth of $10.9 million during the quarter. As of June 30, 2016, the SCF's investment portfolio at fair value was $354.2 million, an increase of 4.0% quarter over quarter.

Summary of Investment Activity for the three months ended June 30, 2016:

	New Investment Commitments		Sales and Repayments
Investment Type	$ Millions	% of Total	$ Millions	% of Total
1st Lien/Senior Secured Debt	$29.3	70.4%	$3.3	70.2%
1st Lien/Last-Out Unitranche	2.9	7.0%	1.4	29.8%
2nd Lien/Senior Secured Debt	0.8	1.9%	-	-%
Preferred Stock	-	-%	-	-%
Common Stock	-	-%	-	-%
Investment Funds & Vehicles (SCF)	8.6	20.7%	-	-%
Total	$41.6	100.0%	$4.7	100.0%

PORTFOLIO SUMMARY(2)
As of June 30, 2016, the Company's investment portfolio had an aggregate fair value of $1,115.1 million, comprised of investments in 40 portfolio companies operating across 28 different industries. The investment portfolio on a fair value basis was comprised of 92.2% secured debt investments (66.5% in first lien debt (including 27.4% in first lien/last-out unitranche debt) and 25.7% in second lien debt), 2.2% in preferred stock and 5.6% in the SCF.

Summary of Investment Portfolio as of June 30, 2016:

	Investments at Fair Value
Investment Type	$ Millions	% of Total
1st Lien/Senior Secured Debt	$436.4	39.1%
1st Lien/Last-Out Unitranche	304.6	27.4%
2nd Lien/Senior Secured Debt	286.6	25.7%
Preferred Stock	24.6	2.2%
Common Stock	-	-%
Investment Funds & Vehicles (SCF)	62.9	5.6%
Total	$1,115.1	100.0%

As of June 30, 2016, the weighted average yield of the Company's total investment portfolio at amortized cost and fair value was 10.3% and 11.6%, respectively, as compared to 10.6% and 11.8%, respectively, as of March 31, 2016. The decrease in yield at cost was driven primarily by the classification of a non-accrual investment as a non-yield bearing instrument.

On a fair value basis, 87.3% of interest-bearing debt investments were in floating rate instruments and 12.7% were in fixed rate instruments.

As of June 30, 2016, the weighted average net debt/EBITDA of the companies in the Company's investment portfolio decreased to 4.4x from 4.5x as of March 31, 2016. The weighted average interest coverage of interest-bearing companies in the investment portfolio remained at 3.0x from the previous quarter. The median EBITDA of the portfolio companies was $23.8 million.(5)

As of June 30, 2016, the Company's investments in NTS and Hunter Defense Technologies, Inc. ("Hunter") were on non-accrual status, together representing 3.8% and 6.0% of the total investment portfolio at fair value and amortized cost, respectively. Subsequent to quarter end, the Company received a cash payment from NTS in the amount of the past due interest, which was applied to principal, in connection with an amendment to the terms of this investment. In addition, the Company restructured its investment in Hunter into non-interest bearing preferred and common equity and removed the investment from non-accrual status effective July 1, 2016.

As of June 30, 2016, the Company's investment in the SCF yielded 13.0% at amortized cost and 13.1% at fair value over the trailing four quarters. The SCF's investment portfolio had an aggregate fair value of $354.2 million, comprised of investments in 28 portfolio companies operating across 20 different industries. The SCF's investment portfolio on a fair value basis was comprised of 100.0% secured debt investments (93.3% in first lien debt, 2.8% in a first-out portion of first lien unitranche debt and 3.9% in second lien debt). All of the investments in the SCF were invested in debt bearing a floating interest rate with an interest rate floor.

As of June 30, 2016, the weighted average net debt/EBITDA and interest coverage of the companies in the SCF investment portfolio were 3.5x and 3.4x, respectively. The median EBITDA of the SCF's portfolio companies was $70.4 million. None of the SCF's investments are on non-accrual status.
RESULTS OF OPERATIONS
Total investment income for the three months ended June 30, 2016 and March 31, 2016 was $29.3 million and $31.3 million, respectively. The decrease in investment income over the quarter was primarily driven by the classification of NTS as a non-accrual investment. The $29.3 million of total investment income was comprised of $28.6 million from interest income, original issue discount accretion and dividend income(6) and $0.7 million from prepayment income, accelerated accretion/amortization and other income.

Total expenses before taxes for the three months ended June 30, 2016 and March 31, 2016 were $10.9 million and $9.9 million, respectively. The $1.0 million increase in expenses was primarily driven by an increase in incentive fees and an increase in interest and credit facility expenses. The $10.9 million of total expenses were comprised of $3.2 million of interest and credit facility expenses, $6.3 million of management and incentive fees, and $1.4 million of other operating expenses.

Net investment income after taxes for the three months ended June 30, 2016 was $18.2 million, or $0.50 per share, compared with $21.2 million, or $0.58 per share for the three months ended March 31, 2016.

During the three months ended June 30, 2016, the Company had no net realized gain (loss) on investments and had net unrealized depreciation on investments of $(11.2) million, driven by $(22.2) million of unrealized depreciation on certain investments, including the investments on non-accrual status, offset by $11.0 million of unrealized appreciation on certain other investments.

Net increase in net assets resulting from operations for the three months ended June 30, 2016 was $7.0 million, or $0.19 per share.
LIQUIDITY AND CAPITAL RESOURCES
As of June 30, 2016, the Company had $468.6 million of borrowings and $101.4 million of availability under its revolving credit facility. The weighted average interest rate on debt outstanding was 2.49% for the three months ended June 30, 2016. As of June 30, 2016, the Company had cash of $15.5 million and had an investment in an affiliated money market fund of $15.7 million.

The Company's average and ending debt to equity leverage ratio was 0.68x and 0.70x, respectively, for the three months ended June 30, 2016, as compared with 0.62x and 0.63x, respectively, for the three months ended March 31, 2016.(3) The leverage ratios are within the Company's target of 0.50x to 0.75x.
CONFERENCE CALL
The Company will host an earnings conference call on Friday, August 5, 2016 at 10:00 am Eastern Time. All interested parties are invited to participate in the conference call by dialing (866) 884-8289; international callers should dial +1 (631) 485-4531; conference ID 45793744. All participants are asked to dial in approximately 10-15 minutes prior to the call, and reference "Goldman Sachs BDC, Inc." when prompted. For a slide presentation that the Company may refer to on the earnings conference call, please visit the Investor Resources section of the Company's website at www.goldmansachsbdc.com. The conference call will be webcast simultaneously on the Company's website. An archived replay of the call will be available from approximately 1:00 pm Eastern Time on August 5 through September 5. To hear the replay, participants should dial (855) 859-2056; international callers should dial +1 (404) 537-3406; conference ID 45793744. An archived replay will also be available on the Company's webcast link located on the Investor Resources section of the Company's website. Please direct any questions regarding obtaining access to the conference call to Goldman Sachs BDC, Inc. Investor Relations, via e-mail, at gsbdc-investor-relations@gs.com.

ENDNOTES
(1) The $0.45 per share dividend is payable on or about October 17, 2016 to holders of record as of September 30, 2016.
(2) The discussion of the investment portfolio of both the Company and the SCF excludes the investment in a money market fund managed by an affiliate of The Goldman Sachs Group, Inc.
(3) The average debt to equity leverage ratio has been calculated using the average daily borrowings during the quarter divided by average net assets, adjusted for equity contributions. The ending and average debt to equity leverage ratio excludes unfunded commitments.
(4) The SCF's return to the Company was measured at amortized cost and fair value over the trailing four quarters.
(5) Weighted average net debt/EBITDA and median EBITDA have been calculated as a percentage of debt investments and income producing preferred investments, including the underlying debt investments in the SCF and excluding collateral loans where net debt to EBITDA may not be the appropriate measure of credit risk. The weighted average interest coverage ratio (EBITDA to total interest expense) of the portfolio companies reflects the performing portfolio companies' EBITDA as a multiple of interest expense and has been calculated as a percentage of performing debt investments and income producing preferred investments, including the underlying debt investments in the SCF and excluding collateral loans.
(6) Interest income excludes accelerated accretion/amortization of $0.07 million.

Goldman Sachs BDC, Inc.
Consolidated Statements of Assets and Liabilities
(in thousands, except share and per share amounts)

	June 30, 2016 (unaudited)	December 31, 2015
Assets

Investments, at fair value
Non-controlled/non-affiliated investments (cost of $1,111,598 and $1,067,299, respectively)	$1,048,703	$1,032,119
Non-controlled affiliated investments (cost of $9,237 and $9,237, respectively)	3,559	4,048
Controlled affiliated investments (cost of $62,957 and $46,167, respectively)	62,882	44,897
Investments in affiliated money market fund (cost of $15,667 and $10,117, respectively)	15,667	10,117

Total investments, at fair value (cost of $1,199,459 and $1,132,820, respectively)	1,130,811	1,091,181
Cash	15,454	22,710
Receivable for investments sold	175	313
Interest and dividends receivable from non-controlled/non-affiliated investments	8,548	10,399
Dividend receivable from controlled affiliated investments	1,550	1,350
Other income receivable from controlled affiliated investments	544	681
Deferred financing costs	5,171	5,775
Other assets	360	350

Total assets	$1,162,613	$1,132,759

Liabilities

Debt	$468,550	$419,000
Interest and credit facility expense payable	371	432
Management fees payable	4,188	4,238
Incentive fees payable	2,085	360
Distribution payable	16,341	16,338
Accrued offering costs	—	40
Directors' fees payable	207	—
Accrued expenses and other liabilities	2,389	3,701

Total liabilities	$494,131	$444,109

Commitments and Contingencies

Net Assets

Preferred stock, par value $0.001 per share (1,000,000 shares authorized, no shares issued and outstanding)	$—	$—
Common stock, par value $0.001 per share (200,000,000 shares authorized, 36,312,437 and 36,306,882 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively)	36	36
Paid-in capital in excess of par	719,800	719,690
Accumulated net realized gain (loss)	(2,367)	(2,367)
Accumulated undistributed net investment income	21,082	14,351
Net unrealized appreciation (depreciation) on investments	(68,648)	(41,639)
Allocated income tax expense	(1,421)	(1,421)

TOTAL NET ASSETS	$668,482	$688,650

TOTAL LIABILITIES AND NET ASSETS	$1,162,613	$1,132,759

Net asset value per share	$18.41	$18.97

Goldman Sachs BDC, Inc.
Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2016	2015	2016	2015
Investment Income:
From non-controlled/non-affiliated investments:
Interest income	$26,489	$25,123	$55,620	$50,201
Dividend income	630	617	1,257	1,232
Other income	204	400	397	529

Total investment income from non-controlled/non-affiliated investments	27,323	26,140	57,274	51,962
From non-controlled affiliated investments:
Dividend income	11	1	22	1

Total investment income from non-controlled affiliated investments	11	1	22	1
From controlled affiliated investments:
Dividend income	1,550	729	2,825	1,279
Other income	437	446	544	446

Total investment income from controlled affiliated investments	1,987	1,175	3,369	1,725

Total investment income	$29,321	$27,316	$60,665	$53,688

Expenses:
Interest and credit facility expense	$3,246	$2,117	$6,281	$4,603
Management fees	4,188	3,638	8,314	7,110
Incentive fees	2,085	4,403	3,489	7,911
Professional fees	585	535	1,181	1,126
Administration, custodian and transfer agent fees	215	217	441	435
Directors' fees	256	158	480	268
Other expenses	327	374	635	590

Total expenses	$10,902	$11,442	$20,821	$22,043

NET INVESTMENT INCOME (LOSS) BEFORE TAXES	$18,419	$15,874	$39,844	$31,645

Excise tax expense	$221	$65	$434	$90

NET INVESTMENT INCOME (LOSS) AFTER TAXES	$18,198	$15,809	$39,410	$31,555

Net realized and unrealized gains (losses) on investment transactions:
Net realized gain (loss) from:
Non-controlled/non-affiliated investments	$—	$—	$—	$—
Net change in unrealized appreciation (depreciation) from:
Non-controlled/non-affiliated investments	(12,400)	2,202	(27,715)	1,190
Non-controlled affiliated investments	(94)	(186)	(489)	(1,601)
Controlled affiliated investments	1,296	100	1,195	814

Net realized and unrealized gains (losses)	$(11,198)	$2,116	$(27,009)	$403

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$7,000	$17,925	$12,401	$31,958

Net investment income (loss) per share (basic and diluted)	$0.50	$0.44	$1.09	$0.95
Earnings per share (basic and diluted)	$0.19	$0.50	$0.34	$0.96
Weighted average shares outstanding	36,311,582	36,137,532	36,309,232	33,242,082
Distributions declared per share	$0.45	$0.45	$0.90	$0.90

ABOUT GOLDMAN SACHS BDC, INC.
Goldman Sachs BDC, Inc. is a specialty finance company that has elected to be regulated as a business development company under the Investment Company Act of 1940. GS BDC was formed by The Goldman Sachs Group, Inc. ("Goldman Sachs") to invest primarily in middle-market companies in the United States, and is externally managed by Goldman Sachs Asset Management, L.P., an SEC-registered investment adviser and a wholly-owned subsidiary of Goldman Sachs. GS BDC seeks to generate current income and, to a lesser extent, capital appreciation primarily through direct originations of secured debt, including first lien, first lien/last-out unitranche and second lien debt, and unsecured debt, including mezzanine debt, as well as through select equity investments. For more information, visit www.goldmansachsbdc.com. Information on the website is not incorporated by reference into this press release and is provided merely for convenience.
FORWARD-LOOKING STATEMENTS
This press release may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "project," "target," "estimate," "intend," "continue," or "believe" or the negatives thereof or other variations thereon or comparable terminology. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. These statements represent the Company's belief regarding future events that, by their nature, are uncertain and outside of the Company's control. We believe that it is important to communicate our future expectations to our investors. There are likely to be events in the future, however, that we are not able to predict accurately or control. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections entitled "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements" in filings we make with the Securities and Exchange Commission, and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Goldman Sachs BDC, Inc.
Investor Contact: Katherine Schneider, 212-902-3122
Media Contact: Andrew Williams, 212-902-5400

Source: Goldman Sachs BDC, Inc.